EXHIBIT 99.2

Product and Segment Revenues

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Product Revenues:
Carrier Systems	$113,950	$120,778	$342,327	$319,119
Business Networking	39,746	44,213	119,634	127,668
Loop Access	9,196	12,413	24,064	35,863

Total	$162,892	$177,404	$486,025	$482,650

Subcategories included in the above:
Broadband Access (included in Carrier Systems)	$96,084	$98,132	$285,920	$251,994
Optical (included in Carrier Systems)	13,686	16,640	42,308	41,500
Internetworking (Netvanta & Multi-service Access Gateways) (included in Business Networking)	38,630	43,329	116,562	124,163

Total Core Products	148,400	158,101	444,790	417,657

Percentage of Total Revenue	91%	89%	92%	87%

HDSL (does not include T1) (included in Loop Access)	8,400	11,487	22,075	33,183
Other Products (excluding HDSL)	6,092	7,816	19,160	31,810

Total Legacy Products	14,492	19,303	41,235	64,993

Percentage of Total Revenue	9%	11%	8%	13%

Total	$162,892	$177,404	$486,025	$482,650

Segment Revenues:
Carrier Networks	$132,972	$141,278	$394,589	$374,498
Enterprise Networks	29,920	36,126	91,436	108,152

Total	$162,892	$177,404	$486,025	$482,650

Sales by Geographic Region:
United States	$98,623	$113,226	$288,344	$348,819
International	64,269	64,178	197,681	133,831

Total	$162,892	$177,404	$486,025	$482,650